EXHIBIT 99.1

Aerojet Rocketdyne Holdings, Inc. Reports 2020 Third Quarter Results

EL SEGUNDO, Calif., Oct. 26, 2020 (GLOBE NEWSWIRE) -- Aerojet Rocketdyne Holdings, Inc. (NYSE:AJRD) today reported results for the three months ended September 30, 2020.

Financial Overview

	Three months ended September 30,		Nine Months ended September 30,
	2020	2019	2020	2019

	(In millions, except percentage and per share amounts)
Net sales	$527.7	$481.8	$1,516.2	$1,458.5
Net income	31.7	32.9	102.3	115.7
Net income as a percentage of net sales	6.0%	6.8%	6.7%	7.9%
Adjusted Net Income (Non-GAAP measure*)	31.7	29.4	99.6	107.1
Adjusted Net Income (Non-GAAP measure*) as a percentage of net sales	6.0%	6.1%	6.6%	7.3%
Earnings Per Share (“EPS”) - Diluted	0.38	0.39	1.23	1.39
Adjusted EPS (Non-GAAP measure*)	0.38	0.35	1.19	1.29
Adjusted EBITDAP (Non-GAAP measure*)	62.5	62.2	201.2	211.6
Adjusted EBITDAP (Non-GAAP measure*) as a percentage of net sales	11.8%	12.9%	13.3%	14.5%
Cash provided by operating activities	11.0	65.2	138.6	96.4
Free cash flow (Non-GAAP measure*)	(3.8)	55.8	107.6	80.1

_________
* The Company provides Non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States (“GAAP”). A reconciliation of the Non-GAAP measures to the most directly comparable GAAP measures is included at the end of the release.

“We continued our strong momentum in top line growth in the third quarter with sales of $528 million, up 10% from a year ago. On a year-to-date basis, sales were up 4%,” said Eileen P. Drake, CEO and President of Aerojet Rocketdyne. “The growth was driven by the GMLRS and MRBM programs in the defense business and the RS-25 program in the space business. EBITDAP margin in the quarter was 11.8% and year-to-date was 13.3%. We’ve had strong cash generation in 2020 with year-to-date free cash flow of $108 million, up 34% from the first nine months of 2019.”

“In addition to the growth we’re seeing on our existing programs, I’m very excited about the announcement during the quarter that Northrop Grumman was awarded the contract for the Engineering and Manufacturing Development (“EMD”) phase of the Ground Based Strategic Deterrent (“GBSD”) program,” continued Drake. “As a key member of their nationwide team, we will be developing a large solid rocket motor and the post-boost propulsion for this critical program. Our strong backlog position of $6.7 billion, which is up 49% from the third quarter a year ago, is not yet reflective of our EMD contracts from Northrop Grumman on GBSD which we expect to have signed in the near-term. We’re well-positioned to execute on this important new program and continue to focus on making improvements that we expect will generate current and future operational successes.”

Third quarter of 2020 compared with third quarter of 2019

The increase in net sales was primarily driven by the RS-25 and Terminal High Altitude Area Defense (“THAAD”) programs, partially offset by a decline on the Commercial Crew Development program.

The decrease in net income was impacted by (i) cost growth and performance issues in the current period on the Commercial Crew Development program; (ii) higher retirement benefits expense; and (iii) an increase in environmental remediation expenses. These factors were partially offset by (i) improved performance on the Electric Propulsion programs; (ii) risk retirements on the THAAD program; (iii) lower stock-based compensation; and (iv) lower depreciation expense. The Company had $2.7 million of net favorable changes in contract estimates on net income in the current period compared with net favorable changes of $2.9 million in the third quarter of 2019.

First nine months of 2020 compared with first nine months of 2019

The increase in net sales was primarily driven by the Guided Multiple Launch Rocket System (“GMLRS”), RS-25, and Medium Range Ballistic Missile (“MRBM”) programs partially offset by a decline on the Commercial Crew Development program and the cancellation in 2019 of the Redesigned Exoatmospheric Kill Vehicle (“RKV”) program.

The decrease in net income was impacted by the following: (i) cost growth on a portion of the Standard Missile program in 2020; (ii) cost growth and performance issues in 2020 on the Commercial Crew Development program; (iii) the reserve release upon the final AJ-60 solid rocket motor delivery in 2019; and (iv) higher retirement benefits expense. These factors were partially offset by (i) improved performance on the Electric Propulsion programs; (ii) lower stock-based compensation; and (iii) lower depreciation expense. The Company had $16.0 million of net favorable changes in contract estimates on net income in the current period compared with net favorable changes of $31.6 million in the first nine months of 2019.

Backlog

As of September 30, 2020, the Company’s total remaining performance obligations, also referred to as backlog, totaled $6.7 billion compared with $5.4 billion as of December 31, 2019. The increase in backlog was due to a $1.8 billion contract modification for the production of an additional 18 RS-25 engines to support future deep space exploration missions. The Company expects to recognize approximately 30%, or $2.1 billion, of the remaining performance obligations as sales over the next twelve months, an additional 24% the following twelve months, and 46% thereafter. A summary of the Company’s backlog is as follows:

	September 30, 2020	December 31, 2019

	(In billions)
Funded backlog	$3.1	$2.1
Unfunded backlog	3.6	3.3
Total backlog	$6.7	$5.4

Total backlog includes both funded backlog (unfilled orders for which funding is authorized, appropriated and contractually obligated by the customer) and unfunded backlog (firm orders for which funding has not been appropriated). Indefinite delivery and quantity contracts and unexercised options are not reported in total backlog. Backlog is subject to funding delays or program restructurings/cancellations which are beyond the Company’s control.

COVID-19

During the three and nine months ended September 30, 2020, the Company’s financial results and operations were not materially adversely impacted by the coronavirus (“COVID-19”) pandemic. The safety and welfare of employees remains a top priority, and the Company has continued to operate with established safety protocol, which includes selected and site-specific work and travel restrictions, in addition to other measures intended to reduce the spread of COVID-19. The Company has also continued to evaluate new opportunities to protect its employees. Although the Company has not experienced significant absenteeism or supply chain disruption, the extent to which the COVID-19 pandemic impacts the Company’s future financial results depends on future developments which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the pandemic and the actions being taken to contain and treat it, and other indirect effects that may come as a result of actions taken by governments, companies, and individuals in response to the pandemic and its economic impact.

Treasury Stock

During the nine months ended September 30, 2020, the Company repurchased 0.3 million of its common shares at a cost of $12.3 million. The Company reflects stock repurchases in its financial statements on a “settlement” basis. Additionally, in October 2020, the Company repurchased 1.0 million of its common shares at a cost of $39.4 million.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such statements in this release and in subsequent discussions with the Company’s management are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which could cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein and in subsequent discussions with the Company’s management that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in the Company’s forward-looking statements. Important risk factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements include, but are not limited to, the following:

  the COVID-19 pandemic and its impact on economic and other conditions worldwide, including global spending, sourcing and the business operations of the Company and its customers and suppliers, among others;
  reductions, delays or changes in U.S. government spending;
  cancellation or material modification of one or more significant contracts;
  cost overruns on the Company’s contracts that require the Company to absorb excess costs;
  changes in estimates related to contract accounting;
  failure to secure contracts;
  failure of the Company’s subcontractors or suppliers to perform their contractual obligations;
  failure to comply with regulations applicable to contracts with the U.S. government;
  the release, unplanned ignition, explosion, or improper handling of dangerous materials used in the Company’s businesses;
  loss of key qualified suppliers of technologies, components, and materials;
  failure of the Company’s information technology infrastructure, including a successful cyber-attack, accident, unsuccessful outsourcing of certain information technology and cyber security functions, or security breach that could result in disruptions to the Company’s operations;
  the Company’s Competitive Improvement Program may not be successful in aligning the Company’s operations to current market conditions;
  the funded status of the Company’s defined benefit pension plan and the Company’s obligation to make cash contributions in excess of the amount that the Company can recover in its current period overhead rates;
  effects of changes in discount rates and actuarial estimates, actual returns on plan assets, and government regulations on defined benefit pension plans;
  costs and time commitment related to potential and/or actual acquisition activities may exceed expectations;
  failure of the Company’s information technology infrastructure or failure to perform by the Company’s third party service providers;
  product failures, schedule delays or other problems with existing or new products and systems;
  the possibility that environmental and other government regulations that impact the Company become more stringent or subject the Company to material liability in excess of its established reserves;
  environmental claims related to the Company’s current and former businesses and operations including the inability to protect or enforce previously executed environmental agreements;
  reductions in the amount recoverable from environmental claims;
  significant risk exposures and potential liabilities that are inadequately covered by insurance;
  inability to protect the Company’s patents and proprietary rights;
  business disruptions to the extent not covered by insurance;
  changes or clarifications to current tax law or procedural guidance could adversely impact the Company’s tax liabilities and effective tax rate;
  the substantial amount of debt that places significant demands on the Company’s cash resources and could limit the Company’s ability to borrow additional funds or expand its operations;
  the Company’s ability to comply with the financial and other covenants contained in the Company’s debt agreements;
  changes in LIBOR reporting practices or the method by which LIBOR is determined;
  risks inherent to the real estate market;
  changes in economic and other conditions in the Sacramento, California metropolitan area real estate market or changes in interest rates affecting real estate values in that market;
  the loss of key employees and shortage of available skilled employees to achieve anticipated growth;
  a strike or other work stoppage or the Company’s inability to renew collective bargaining agreements on favorable terms; and
  those risks detailed in the Company’s reports filed with the SEC.

About Aerojet Rocketdyne Holdings, Inc.

Aerojet Rocketdyne Holdings, Inc., headquartered in El Segundo, California, is an innovative technology-based manufacturer of aerospace and defense products and systems, with a real estate segment that includes activities related to the entitlement, sale, and leasing of the Company’s excess real estate assets. More information can be obtained by visiting the Company’s websites at www.rocket.com or www.aerojetrocketdyne.com.

Contact information:
Investors: Kelly Anderson, investor relations 310.252.8155

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Statement of Operations
	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019

	(In millions, except per share amounts)
Net sales	$527.7	$481.8	$1,516.2	$1,458.5
Operating costs and expenses:
Cost of sales (exclusive of items shown separately below)	441.6	392.9	1,251.7	1,170.1
Selling, general and administrative expense	11.2	15.1	31.0	44.2
Depreciation and amortization	15.1	18.4	49.7	53.4
Other expense, net	3.3	0.3	1.2	1.3
Total operating costs and expenses	471.2	426.7	1,333.6	1,269.0
Operating income	56.5	55.1	182.6	189.5
Non-operating:
Retirement benefits expense	9.1	6.5	27.4	19.5
Interest income	(0.5)	(3.9)	(4.7)	(11.9)
Interest expense	7.2	9.0	23.0	27.2
Total non-operating expense, net	15.8	11.6	45.7	34.8
Income before income taxes	40.7	43.5	136.9	154.7
Income tax provision	9.0	10.6	34.6	39.0
Net income	$31.7	$32.9	$102.3	$115.7
Earnings per share of common stock
Basic earnings per share	$0.40	$0.42	$1.30	$1.47
Diluted earnings per share	$0.38	$0.39	$1.23	$1.39
Weighted average shares of common stock outstanding, basic	77.6	77.3	77.6	77.1
Weighted average shares of common stock outstanding, diluted	81.9	82.8	82.4	81.5

Aerojet Rocketdyne Holdings, Inc.
Unaudited Operating Segment Information
	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019

	(In millions)
Net Sales:
Aerospace and Defense	$527.1	$480.0	$1,513.4	$1,453.1
Real Estate	0.6	1.8	2.8	5.4
Total Net Sales	$527.7	$481.8	$1,516.2	$1,458.5
Segment Performance:
Aerospace and Defense	$61.5	$59.2	$184.4	$201.2
Environmental remediation provision adjustments	(1.6)	(0.8)	(1.7)	(1.5)
GAAP/Cost Accounting Standards retirement benefits expense difference	1.8	6.6	11.1	17.5
Unusual items	—	—	(1.8)	(0.3)
Aerospace and Defense Total	61.7	65.0	192.0	216.9
Real Estate	(0.4)	0.4	(1.4)	1.5
Total Segment Performance	$61.3	$65.4	$190.6	$218.4
Reconciliation of segment performance to income before income taxes:
Segment performance	$61.3	$65.4	$190.6	$218.4
Interest expense	(7.2)	(9.0)	(23.0)	(27.2)
Interest income	0.5	3.9	4.7	11.9
Stock-based compensation	(5.5)	(9.0)	(13.2)	(24.5)
Corporate retirement benefits	(1.8)	(1.8)	(5.6)	(5.4)
Corporate and other	(6.6)	(6.0)	(16.6)	(18.5)
Income before income taxes	$40.7	$43.5	$136.9	$154.7

The Company evaluates its operating segments based on several factors, of which the primary financial measure is segment performance. Segment performance represents net sales less applicable costs, expenses and provisions for unusual items relating to the segment. Excluded from segment performance are: corporate income and expenses, interest expense, interest income, income taxes, and unusual items not related to the segment. The Company believes that segment performance provides information useful to investors in understanding its underlying operational performance.

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Balance Sheet
	September 30, 2020	December 31, 2019

	(In millions)
ASSETS
Current Assets
Cash and cash equivalents	$1,010.0	$932.6
Restricted cash	3.0	3.0
Marketable securities	1.5	—
Accounts receivable, net	182.4	112.5
Contract assets	273.3	224.1
Other current assets, net	138.5	145.8
Total Current Assets	1,608.7	1,418.0
Noncurrent Assets
Right-of-use assets	48.9	48.0
Property, plant and equipment, net	403.8	409.9
Recoverable environmental remediation costs	228.8	234.8
Deferred income taxes	107.8	121.9
Goodwill	161.4	161.4
Intangible assets	48.0	58.2
Other noncurrent assets, net	247.4	255.6
Total Noncurrent Assets	1,246.1	1,289.8
Total Assets	$2,854.8	$2,707.8
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$297.7	$284.7
Accounts payable	93.7	127.3
Reserves for environmental remediation costs	42.1	40.1
Contract liabilities	343.4	262.3
Other current liabilities	144.2	155.5
Total Current Liabilities	921.1	869.9
Noncurrent Liabilities
Long-term debt	331.4	352.3
Reserves for environmental remediation costs	262.0	269.1
Pension benefits	379.9	398.9
Operating lease liabilities	38.3	39.1
Other noncurrent liabilities	213.2	201.8
Total Noncurrent Liabilities	1,224.8	1,261.2
Total Liabilities	2,145.9	2,131.1
Commitments and contingencies
Stockholders’ Equity
Common stock	7.7	7.7
Other capital	585.2	573.3
Treasury stock	(25.0)	(12.7)
Retained earnings	347.2	244.9
Accumulated other comprehensive loss, net of income taxes	(206.2)	(236.5)
Total Stockholders’ Equity	708.9	576.7
Total Liabilities and Stockholders’ Equity	$2,854.8	$2,707.8

Aerojet Rocketdyne Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
	Nine months ended September 30,
	2020	2019

	(In millions)
Operating Activities
Net income	$102.3	$115.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49.7	53.4
Amortization of debt discount and deferred financing costs	7.4	7.0
Stock-based compensation	13.2	24.5
Retirement benefits, net	18.9	16.2
Other, net	0.2	0.3
Changes in assets and liabilities, net of effects from acquisition in 2019:
Accounts receivable, net	(69.9)	(29.7)
Contract assets	(49.2)	(2.0)
Other current assets, net	7.3	(22.8)
Recoverable environmental remediation costs	6.0	10.5
Other noncurrent assets, net	6.9	(21.5)
Accounts payable	(33.6)	7.8
Contract liabilities	81.1	(4.5)
Other current liabilities	(12.0)	(45.1)
Deferred income taxes	4.2	(19.3)
Reserves for environmental remediation costs	(5.1)	(9.7)
Other noncurrent liabilities and other	11.2	15.6
Net Cash Provided by Operating Activities	138.6	96.4
Investing Activities
Purchases of marketable securities	(26.5)	—
Sales of marketable securities	25.0	—
Capital expenditures	(31.0)	(16.3)
Net Cash Used in Investing Activities	(32.5)	(16.3)
Financing Activities
Debt repayments	(14.7)	(15.9)
Repurchase of shares for withholding taxes and option costs under equity plans	(8.8)	(7.5)
Proceeds from shares issued under equity plans	7.1	5.1
Purchase of treasury stock	(12.3)	—
Net Cash Used in Financing Activities	(28.7)	(18.3)
Net Increase in Cash, Cash Equivalents and Restricted Cash	77.4	61.8
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	935.6	740.3
Cash, Cash Equivalents and Restricted Cash at End of Period	$1,013.0	$802.1

Use of Unaudited Non-GAAP Financial Measures

Adjusted EBITDAP, Adjusted Net Income, and Adjusted EPS

The Company provides the Non-GAAP financial measures of its performance called Adjusted EBITDAP, Adjusted Net Income, and Adjusted EPS. The Company uses these metrics to measure its operating and total Company performance. The Company believes that for management and investors to effectively compare core performance from period to period, the metrics should exclude items that are not indicative of, or are unrelated to, results from the ongoing business operations such as retirement benefits (pension and postretirement benefits), significant non-cash expenses, the impacts of financing decisions on earnings, and items incurred outside the ordinary, ongoing and customary course of business. Accordingly, the Company defines Adjusted EBITDAP as GAAP net income adjusted to exclude interest expense, interest income, income taxes, depreciation and amortization, retirement benefits net of amounts that are recoverable under the Company’s U.S. government contracts, and unusual items which the Company does not believe are reflective of such ordinary, ongoing and customary activities. Adjusted Net Income and Adjusted EPS exclude retirement benefits net of amounts that are recoverable under its U.S. government contracts and unusual items which the Company does not believe are reflective of such ordinary, ongoing and customary activities. Adjusted Net Income and Adjusted EPS do not represent, and should not be considered an alternative to, net income or diluted EPS as determined in accordance with GAAP.

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019

	(In millions, except per share and percentage amounts)
Net income	$31.7	$32.9	$102.3	$115.7
Interest expense	7.2	9.0	23.0	27.2
Interest income	(0.5)	(3.9)	(4.7)	(11.9)
Income tax provision	9.0	10.6	34.6	39.0
Depreciation and amortization	15.1	18.4	49.7	53.4
GAAP retirement benefits expense	9.1	6.5	27.4	19.5
CAS recoverable retirement benefits expense	(9.1)	(11.3)	(32.9)	(31.6)
Unusual items	—	—	1.8	0.3
Adjusted EBITDAP	$62.5	$62.2	$201.2	$211.6
Net income as a percentage of net sales	6.0%	6.8%	6.7%	7.9%
Adjusted EBITDAP as a percentage of net sales	11.8%	12.9%	13.3%	14.5%

Net income	$31.7	$32.9	$102.3	$115.7
GAAP retirement benefits expense	9.1	6.5	27.4	19.5
CAS recoverable retirement benefits expense	(9.1)	(11.3)	(32.9)	(31.6)
Unusual items	—	—	1.8	0.3
Income tax impact of adjustments (1)	—	1.3	1.0	3.2
Adjusted Net Income	$31.7	$29.4	$99.6	$107.1

Diluted EPS	$0.38	$0.39	$1.23	$1.39
Adjustments	—	(0.04)	(0.04)	(0.10)
Adjusted EPS	$0.38	$0.35	$1.19	$1.29

Diluted weighted average shares, as reported and adjusted	81.9	82.8	82.4	81.5

_________

(1)   The income tax impact is calculated using the federal and state statutory rates in the corresponding period.

Free Cash Flow

The Company also provides the Non-GAAP financial measure of Free Cash Flow. Free Cash Flow is defined as cash flow from operating activities less capital expenditures. Free Cash Flow should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to cash flows from operations presented in accordance with GAAP. The Company uses Free Cash Flow, both in presenting its results to stakeholders and the investment community, and in the Company’s internal evaluation and management of the business. Management believes that this financial measure is useful because it provides supplemental information to assist investors in viewing the business using the same tools that management uses to evaluate progress in achieving the Company’s goals. The following table summarizes Free Cash Flow:

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019

	(In millions)
Net cash provided by operating activities	$11.0	$65.2	$138.6	$96.4
Capital expenditures	(14.8)	(9.4)	(31.0)	(16.3)
Free Cash Flow	$(3.8)	$55.8	$107.6	$80.1

Because the Company’s method for calculating these Non-GAAP measures may differ from other companies’ methods, the Non-GAAP measures presented above may not be comparable to similarly titled measures reported by other companies. These measures are not recognized in accordance with GAAP, and the Company does not intend for this information to be considered in isolation or as a substitute for GAAP measures.